CONTACT
Todd Hagen
Richard Landry
HyperMedia Communications, Inc.
Phone: (415) 573-5170
Fax: (415) 573-5131

FOR IMMEDIATE RELEASE

                     HyperMedia Communications, Inc. Reports
                             1997 Operating Results
                   -------------------------------------------
           HyperMedia Communications, Inc. Announces Private Placement
                      Selling $1,300,000 in Preferred Stock

         SAN MATEO, CA -- February 20, 1998 -- HyperMedia Communications, Inc. (NASDAQ: HYPR; PSE: HPR), publisher of NewMedia magazine, today reported completing a $1,300,000 sale of preferred stock to the Company's largest investor, MK Global Ventures. This additional equity will enable the Company to meet the new continued listing requirements of the Nasdaq SmallCap Market which will become effective on February 23, 1998. In addition, a portion of this equity infusion will also provide HyperMedia with additional working capital to implement key sales and marketing programs in 1998.

         "This capital infusion gives HyperMedia the capability to continue to build and expand the NewMedia brand name, while providing continued liquidity for our shareholders," said HyperMedia Chairman, President & CEO Richard Landry. "We are pleased with the confidence that MK Global has placed in our company and its products." *

         For the quarter ended December 31, 1997, total company revenue was $2,200,000 versus $1,976,000 for the comparable period a year ago representing an increase of $224,000, or 11%. The increase in revenue is attributable to a change in timing for the NewMedia INVISION Awards Festival. In 1996, the NewMedia INVISION Awards occurred in the second quarter of the year. In 1997, the Festival took place in the forth quarter on November 10-12, 1997, at the Center for the Arts in Yerba Buena Gardens in San Francisco. Sponsors for the event include Microsoft, Silicon Graphics, Apple, Ziff-Davis, NeTpower, Tri-Star, Macromedia, and others.

         Net advertising revenue in NewMedia magazine decreased in fiscal 1997 ascompared to fiscal 1996 by 5.7% and decreased in the fourth fiscal quarter of 1996 compared to the fourth fiscal quarter of 1997 by 22%. The Company believes that the decrease in net advertising revenue is related to the Macintosh hardware and software market as digital content creators make a transition toward increased use of Windows based workstations. In the fourth quarter of 1997, Windows and Unix based systems advertising in NewMedia magazine grew by 100% versus the prior-year period, led by advertising from Compaq, Dell, Digital, IBM, NeTpower, and Tri-Star. In the 1997 IntelliQuest Computer Industry Media Study (CIMS(TM)), NewMedia magazine beats Infoworld, PC Week, Interactive Week, and Wired in percentage of readers who are personally involved in purchasing desktop PC's and workstations for their organization.

         The net loss for fiscal 1997 was ($886,000), or ($0.28) per share, compared to the net loss of ($291,000), or ($0.10) per share, reported for fiscal 1996. In the fourth quarter of 1997, the company reported an operating loss of ($431,000), compared to an operating profit of $22,000 in the fourth quarter of 1996. The net loss for the fourth quarter of 1997 was ($442,000), or ($0.14) per share, compared with a net profit of $11,000, or $0.00 per share, in the comparable period a year ago. The increased operating losses are primarily attributable to the lower net advertising revenue in NewMedia magazine partially offset by a 1.4% decrease in net expenses for the Company.

         Reported per-share results are based on 3,200,137 and 3,513,972 weighted average common shares outstanding for the 1997 and 1996 fourth quarters, respectively, and 3,185,043 and 3,019,004 respectively for the first twelve months of 1997 and 1996. Net advertiser revenue excludes one-time advertiser promotions that took place during 1996.

         HyperMedia Communications, Inc. (NASDAQ:HYPR; PCX:HPR) is the publisher of NewMedia magazine, the magazine for creators of the digital future. NewMedia delivers an innovative editorial package designed to give the Digital Elite the information they need to take digital content into the 21st century. The magazine specializes in comprehensive comparative product reviews supported by the NewMedia Lab, a state-of-the-art digital content testing studio. NewMedia includes industry news and feature articles that provide expert advice critical to making purchase decisions.

         HyperMedia also produces the NewMedia INVISION Awards Festival, the largest juried digital media competition in the World. The program seeks out the highest achievements in digital content creation for business, entertainment, marketing, government and education. The 1998 NewMedia INVISION Festival will include a 6,000 square foot PLAYLAND Gallery, Evening New Media Showcases and a two day Digital Creativity conference. *

         HyperMedia also publishes newmedia.com, an award-winning World Wide Web network of news, information, products and services for the digital content creation market. The company recently introduced "ioServ," an innovative electronic reader service capability that uses the immediacy and interactivity of the Web to respond to readers' product information requests in minutes instead of months.

         HyperMedia Communications, Inc. has headquarters at 901 Mariner's Island Boulevard, Suite 365, San Mateo, CA., 94404; (650) 573-5170; fax (650) 573-5131.

         NewMedia is a registered trademark of HyperMedia Communications, Inc.

         This press release contains forward-looking statements marked with an asterisk ("*") that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from the results in the forward-looking statements are the following: the success of the Company's strategy to target the digital professional market and sell advertising oriented to that market; business conditions and any slowdown in growth in the professional market for new media technology and the general economy; competitive factors; delays in productivity of the advertising sales force which includes recently-hired salespeople; and other risks detailed in the risk factors listed in the Company's SEC reports, including but not limited to the annual report on Form 10-K for the year ended December 31, 1996, and the quarterly reports on Form 10-Q for the quarter ended March 31, 1997, June 30, 1997 and September 30, 1997.
                                       ###
                           (STATISTICAL TABLES FOLLOW)

                                                   HYPERMEDIA COMMUNICATIONS, INC.
                                                       PROFORMA BALANCE SHEET
                                                             (UNAUDITED)

                                                                                 December 31,       2/98 Equity    December 31, 1997
                                                                                     1997            Investment        Pro-Forma
                                                                                -------------       ------------   -----------------
ASSETS
Current assets:
    Cash                                                                        $    269,000        $  1,300,000       $  1,569,000
    Accounts receivable, net of allowance for
         doubtful accounts of $110,000                                             1,165,000                              1,165,000
    Prepaid expenses and other assets                                                567,000                                567,000
                                                                                ------------        ------------       ------------
          Total current assets                                                     2,001,000           1,300,000          3,301,000

Property and equipment, net                                                          451,000                                451,000
                                                                                ------------        ------------       ------------
                                                                                $  2,452,000        $  1,300,000       $  3,752,000
                                                                                ============        ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                            $    956,000       $                   $    956,000
    Accrued liabilities                                                              439,000                                439,000
    Deferred revenue                                                                  31,000                                 31,000
                                                                                ------------        ------------       ------------
          Total current liabilities                                                1,426,000                   0          1,426,000
                                                                                ------------        ------------       ------------

Shareholders' equity:
    Convertible Preferred Stock, $.001 par value; 10,064,516
        shares authorized; 8,342,910 shares outstanding                            2,003,000           1,300,000          3,303,000
    Common Stock, $.001 par value; 50,000,000 shares
        authorized; 3,200,137 shares outstanding                                  10,427,000                             10,427,000
    Accumulated deficit                                                          (11,404,000)                           (11,404,000)
                                                                                ------------        ------------       ------------
          Total shareholders' equity                                               1,026,000           1,300,000          2,326,000
                                                                                ------------        ------------       ------------
                                                                                $  2,452,000        $  1,300,000       $  3,752,000
                                                                                ============        ============       ============


                                                   HYPERMEDIA COMMUNICATIONS, INC.
                                                       STATEMENT OF OPERATIONS
                                                             (UNAUDITED)


                                                          Three months ended December 31,          Twelve months ended December 31,
                                                          --------------------------------         --------------------------------
                                                             1997                 1996                1997                 1996
                                                          -----------          -----------         -----------          -----------
Revenues                                                     $ 2,200,000         $ 1,976,000        $ 7,637,000         $ 8,618,000
                                                             -----------         -----------        -----------         -----------

Expenses:
    Editorial                                                $   282,000         $   269,000        $ 1,151,000         $ 1,228,000
    Production                                               $   494,000         $   499,000        $ 1,922,000         $ 2,373,000
    Circulation                                              $   491,000         $   523,000        $ 2,088,000         $ 2,072,000
    Sales and marketing                                      $ 1,080,000         $   405,000        $ 2,318,000         $ 2,269,000
    Product development                                      $    11,000         $     8,000        $    40,000         $    29,000
    General and administrative                               $   273,000         $   250,000        $   972,000         $   914,000
                                                             -----------         -----------        -----------         -----------
          Total expenses                                     $ 2,631,000         $ 1,954,000        $ 8,491,000         $ 8,885,000
                                                             -----------         -----------        -----------         -----------

Income (loss) from operations                                $  (431,000)        $    22,000        $  (854,000)        $  (267,000)

Interest and other expense, net                              $    11,000         $    11,000        $    32,000         $    24,000
                                                             -----------         -----------        -----------         -----------

Net income (loss)                                            $  (442,000)        $    11,000        $  (886,000)        $  (291,000)
                                                             ===========         ===========        ===========         ===========

Basic and diluted net income (loss)
    per common share                                         $     (0.14)        $      0.00        $     (0.28)        $     (0.10)
                                                             ===========         ===========        ===========         ===========

Weighted average common shares
    and equivalents                                            3,200,137           3,513,972          3,185,043           3,019,004
                                                             ===========         ===========        ===========         ===========